UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2010

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On December 1, 2010, Vitamin Shoppe, Inc. (the “Company”), and certain stockholders of the Company, entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters, in connection with the offering of a total of 7,248,456 shares of the Company’s common stock (the “Offering”), sold by the selling stockholders, at a public offering price of $29.00 per share. Under the Underwriting Agreement, the Company agreed to indemnify the underwriters and the selling stockholders against certain liabilities that could be incurred by them in connection with the offering.

The closing of the sale of the shares contemplated by the Underwriting Agreement occurred on December 7, 2010. The selling stockholders received all of the proceeds from the offering, and the Company did not receive any proceeds from the sale of shares in the offering.

The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the complete text thereof. A copy of the Underwriting Agreement is attached to this Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 14 of Registration Statement

This Current Report on Form 8-K is also being filed for the purpose updating Item 14 of the Registration Statement. Information relating to Item 14 — “Other Expenses of Issuance and Distribution” with respect to the Offering is as follows:

Securities and Exchange Commission Registration Fee	$24,955	(1)
FINRA filing fee	15,000
Legal Fees and Expenses	200,000
Transfer agent and registrar fees	13,500
Accounting Fees and Expenses	81,545
Blue Sky fees and expenses	N/A
Printing and Delivery Expenses	60,000
Rating Agency Fees and Expenses	N/A
Miscellaneous Expenses	5,000

Total(2)	$400,000	(2)

(1)	Previously disclosed.
(2)	The total includes the previously paid registration fee.

All amounts, other than the registration fee, are estimates.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

1.1	Underwriting Agreement dated December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 9, 2010	By:	/s/ James M. Sander
	Name:	James M. Sander
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated December 1, 2010.